Exhibit 99.3

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2004 for Telkonet, Inc.
and for the year ended January 31, 2005 for MST

	Telkonet	MST	Pro-forma Adjustments	Pro Forma Note Reference	Pro Forma Combined Balances (Unaudited)
Revenue	$698,652	$2,766,372	$-		$3,465,024
Cost of Sales	542,859	1,864,488	-		2,407,347

Gross Profit	155,793	901,884			1,057,677

Costs and Expenses:
Research and Development	1,852,309	-			1,852,309
Selling, General and Administrative	7,663,369	1,420,722			9,084,091
Consulting fees	2,500,000	-			2,500,000
Non-Employee Stock Options and Warrants	1,180,875	-			1,180,875
Depreciation and Amortization	71,514	53,451	342,087		467,052
Total Operating Expense	13,268,067	1,474,173	342,087		15,084,327

Loss from Operations	(13,112,274)	(572,289)	(342,087)		(14,026,650)

Other Income (Expenses):
Equity in income of limited liability company	-	13,908			13,908
Interest Income	128,938	32,441			161,379
Interest Expense	(109,324)	(32,359)			(141,683)
Total Other Income (Expenses)	19,614	13,990	-		33,604

Loss Before Discontinued Operations and Provision for Income Taxes	(13,092,660)	(558,299)	(342,087)		(13,993,046)
Discontinued operations (Analog Subscribers)	-	2,174,735			2,174,735

Minority Interest					(161,644)
Provision for Income Taxes	-	-			-
Net Loss	$(13,092,660)	$1,616,436	$(342,087)		$(11,979,955)

Loss per common share (basic and dilutive)	($0.32)				($0.28)
Weighted average common shares outstanding	41,384,074		1,600,000		42,984,074

Unaudited Pro Forma Condensed Combined Statement of Operations
For the nine months ended September 30, 2005 for Telkonet, Inc.
and for the nine months ended October 31, 2005 for MST

	Telkonet	MST	Pro-forma Adjustments	Pro Forma Note Reference	Pro Forma Combined Balances (Unaudited)
Revenue	$1,341,058	$1,359,078	$-		$2,700,136
Cost of Sales	918,720	1,200,346	-		2,119,066

Gross Profit	422,338	158,732	-		581,070

Costs and Expenses:
Research and Development	1,475,109	-	-		1,475,109
Selling, General and Administrative	8,476,703	648,706	-		9,125,409
Non-Employee Stock Options and Warrants	960,822	-	-		960,822
Depreciation and Amortization	137,494	33,905	256,565		427,964
Total Operating Expense	11,050,128	682,611	256,565		11,989,304

Loss from Operations	(10,627,790)	(523,879)	(256,565)		(11,408,234)

Other Income (Expenses):
Equity in loss of limited liability company	-	(34,157)	-		(34,157)
Interest Income	89,012	9,320	-		98,332
Interest Expense	(93,495)	(6,194)	-		(99,689)
Total Other Income (Expenses)	(4,483)	(31,031)	-		(35,514)

Loss Before Discontinued Operations and Provision for Income Taxes	(10,632,273)	(554,910)	(256,565)		(11,443,748)
Discontinued operations (Analog Subscribers)	-	311,955	-		311,955

Minority Interest				24,296	24,296
Loss before income taxes	(10,632,273)	(242,955)	(256,565)		(11,107,498)
Provision for Income Taxes	-	-	-		-
Net Loss	$(10,632,273)	$(242,955)	$(256,565)		$(11,107,498)

Loss per common share (basic and dilutive)	($0.24)				($0.24)
Weighted average common shares outstanding	44,658,467		1,600,000		46,258,467

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2005 for Telkonet, Inc. and as of October 31, 2005 for MST

	Telkonet, Inc.	Microwave Satelitte Technologies, Inc.	Combined Total	Pro-forma Adjustments	Pro Forma Note Reference	Pro Forma Balance Sheet
ASSETS
Current Assets:
Cash and cash equivalents	$2,305,190	$46,528	$2,351,718	$-		$2,351,718
Accounts Receivable: net	151,430	95,660	247,090	-		247,090
Inventory	1,689,214	-	1,689,214	-		1,689,214
Prepaid expenses and deposits	219,290	362,727	582,017	-		582,017
Total current assets	4,365,124	504,915	4,870,039	-		4,870,039

Property and equipment, net	759,596	1,183,582	1,943,178	-		1,943,178
Equipment under operating leases, net	815,477	-	815,477	-		815,477

Other Assets:
Long-term investments	600,000	59,751	659,751	-		659,751
Intangible assets, net	-	43,394	43,394	2,736,697		2,780,091
Goodwill			-	6,263,303		6,263,303
Deposits & other assets	154,216	84,536	238,752	62,000		300,752
Total other assets	754,216	187,681	941,897	9,062,000		10,003,897

TOTAL ASSETS	6,694,413	1,876,178	8,570,591	9,062,000		17,632,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable bank	-	200,000	200,000	-		200,000
Current portion of long-term debt	-	6,555	6,555	-		6,555
Accounts payable and accrued liabilities	1,305,995	251,998	1,557,993	-		1,557,993
Convertible debentures, net of discounts	191,979	-	191,979	-		191,979
Senior notes payable	450,000	-	450,000	-		450,000
Other current liabilities	67,009	172,207	239,216	-		239,216
Total current liabilities	2,014,983	630,760	2,645,743	-		2,645,743

Long Term Liabilities:
Deferred lease liability	41,949	-	41,949	-		41,949
Long-term debt - less current portion	--	8,194	8,194	-		8,194
Total long term liabilities	41,949	8,194	50,143	-		50,143

Commitments and Contingencies	-	-	-	-	-

Minority Interest			-	982,593	982,593

Stockholders’ Equity :
Preferred stock, par value $.001 per share; 15,000,000 shares authorized; none issued and outstanding at September 30, 2005 and December 31, 2004	-	-	-	-	-
Common stock, par value $.001 per share; 100,000,000 shares authorized; 44,910,908 and 44,335,989 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	44,911	-	44,911	1,600	46,511
Common stock, no par value, authorized 1,000 shares, issued 300 shares and outstanding 125 shares	-	1,000	1,000	(1,000)	-
Additional paid-in-capital	42,434,115	-	42,434,115	9,290,735	51,724,850
(Accumulated deficit) retained earnings	(37,841,545)	1,311,224	(36,530,321)	(1,286,929)	(37,817,250)
Treasury stock, 175 shares at cost	-	(75,000)	(75,000)	75,000	-
Stockholders’ equity	4,637,481	1,237,224	5,874,705	8,079,407	13,954,112
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,694,413	$1,876,178	$8,570,591	$9,062,000	$17,632,591

Purchase Price	$9,062,000
100% of MST	$10,068,889
10% of minority interest	$1,006,889
Net loss to minority shareholders:	$(24,296)
Minority Interest 10/31/2005:	$982,593

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other risks detailed in our Annual Report on Form 10-K for the year December 31, 2005 and other reports filed with the Securities Exchange Commission from time to time. Actual results could differ materially from those projected in these forward-looking statements as a result of the risks described above as well as other risk factors set forth in our periodic reports both previously and hereafter filed with the Securities Exchange Commission.

Note 1 - Basis of Presentation

On January 31, 2006, Telkonet, Inc. (Amex: TKO), acquired a 90% interest in Microwave Satellite Technologies, Inc. (MST) from Frank Matarazzo, the sole stockholder of MST. MST is a communications technology company that offers complete sales, installation, and service of VSAT and business television networks, and is a full-service national Internet Service Provider (ISP). The $9 million cash and stock transaction will enable Telkonet to provide a complete “triple-play” solution to subscribers of HDTV, VoIP telephony and NuVision Broadband Internet access, to commercial multi-dwelling units and hotels.

The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma condensed combined financial statements. Under this method of accounting, the purchase consideration is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being recorded as goodwill. For the purposes of pro forma adjustments, Telkonet has followed Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Intangible Assets.”

The unaudited pro forma condensed combined statements of operations are presented combining Telkonet’s condensed consolidated statement of operations for the year ended December 31, 2004 and Telkonet’s unaudited condensed statement of operations for the nine months ended September 30, 2005 with MST’s statements of operations for the year ended January 31, 2005 and for the nine months ended October 31, 2005 assuming the transaction occurred on January 1, 2004. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if the transaction had taken place on September 30, 2005 and combines Telkonet’s unaudited September 30, 2005 condensed balance sheet amounts with MST’s unaudited balance sheet as October 31, 2005. These pro forma statements are based on such condensed financial statements after giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described below. The pro forma information does not purport to be indicative of the results, which would have been reported if the purchase had been in effect for the periods presented or which may result in the future.

There are no significant differences between the accounting policies of Telkonet and MST.

Note 2 - Pro forma purchase price adjustments

Pursuant to the Stock Purchase Agreement which provides for the payment of $1.8 million in cash and 1.6 million unregistered shares of the Company’s common stock. The cash portion of the purchase price is payable $900,000 at closing and $900,000 payable in January 2007. The stock portion is payable from shares held in escrow 400,000 shares at closing and the remaining 1,200,000 shares issued based on the achievement of 3,300 “Triple Play” subscribers over a three year period. For purposes of the unaudited pro forma condensed combined financial statements, the fair value of the Company’s common stock issued as a part of the acquisition was determined based on the average price of the Company's common stock for several days before the acquisition of MST.

The components of the purchase price were as follows:

Common stock	$7,200,000
Cash	1,800,000
Direct acquisition costs	62,000

Total	$9,062,000

In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The fair value of the assets acquired was based on management’s best estimates. The total purchase price was allocated to the assets and liabilities acquired as follows:

Cash and other current assets	$504,915
Equipment and other assets	1,371,263
Subscriber lists	2,736,697
Goodwill and other intangible assets	5,088,079
Current liabilities	(638,954)

Total	$9,062,000

Goodwill and other intangible assets of $5,088,079 represent the excess of the purchase price over the fair value of the net tangible assets acquired. The Company has hired an independent firm to assist in allocating the excess purchase price to the intangible assets and goodwill as appropriate. In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually. The subscriber list was independently valued at $2,736,697 with a remaining estimated useful like of eight years.

Amortization expense associated with the subscriber list of $342,087 and $256,565 has been included for the twelve months and nine months proforma financial statements. This transaction had no other effect on the Company’s earnings at the date of acquisition as the assets and liabilities were acquired at the same cost bases for which they were listed in the previous MST financial statements, except for subscriber lists, goodwill and other intangible assets which were recorded at the excess of the purchase price over the net assets. There were no assets that were required to be written down at the acquisition.

The Company, each quarter, will carefully evaluate the potential impairment of goodwill recorded at the acquisition date as required by Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Intangible Assets.”